Exhibit 32
                           PURSUANT TO 18 U.S.C. 1350

         In connection with the accompanying Annual Report of Mediscience Technology Corp. (the "Company") on Form 10-K for the fiscal year ended February 29, 2008 (the "Report"), each of the undersigned officers of the Company, hereby certifies that to such officer's knowledge:

         (1) The Report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. ss.78o(d)); and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 12, 2008
                                            By:      /s/ Peter Katevatis
                                                --------------------------------
                                                     Peter Katevatis
                                                     Chief Executive Officer

Dated: June 12, 2008
                                            By:      /s/ Frank D. Benick
                                                --------------------------------
                                                     Frank D. Benick
                                                     Chief Financial Officer

         The above certification is furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss.1350) and is not being filed as part of the Form 10-K or as a separate disclosure document.